Exhibit 10.1
     AGREEMENT OF RESIGNATION, APPOINTMENT AND ACCEPTANCE (this “Tri-Party Agreement”), dated as of July 10, 2009, by and among AMERICAN HONDA FINANCE CORPORATION (the “Administrator”), UNION BANK, N.A. (formerly UNION BANK OF CALIFORNIA, N.A.) (the “Prior Trustee”), and U.S. BANK NATIONAL ASSOCIATION (the “Successor Trustee”).
RECITALS:
     WHEREAS, Honda Auto Receivables 2007-2 Owner Trust (the “Issuer”) and the Prior Trustee entered into an Indenture dated as of June 1, 2007 (the “Indenture”); and
     WHEREAS the Issuer, the Administrator, American Honda Receivables Corp., as depositor (the “Depositor”) and the Prior Trustee entered into an Administration Agreement dated as of June 1, 2007 (the “Administration Agreement”), pursuant to which the Administrator was appointed to perform certain duties of the Issuer; and
     WHEREAS, the Prior Trustee desires to resign as indenture trustee under the Indenture; and
     WHEREAS, the Administrator, on behalf of the Issuer, desires to appoint the Successor Trustee as indenture trustee to succeed the Prior Trustee in its capacity under the Indenture; and
     WHEREAS, the Successor Trustee is willing to accept such appointment as Successor Trustee under the Indenture;
     NOW, THEREFORE, the Administrator, the Prior Trustee and the Successor Trustee, for and in consideration of the premises of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby consent and agree as follows:
ARTICLE I
RESIGNATION OF PRIOR TRUSTEE; APPOINTMENT OF SUCCESSOR TRUSTEE
     SECTION 1.01
     (a) Pursuant to Section 6.08 of the Indenture, the Prior Trustee hereby resigns as trustee under the Indenture.
     (b) The Prior Trustee and the Successor Trustee agree that they will cooperate in sending all required notices related to this Agreement, including but not limited to the notice requirements with respect to a registered transfer agent under Rule 17Ad-16 of the Securities and Exchange Act of 1934, as amended. The parties contemplate sending all such required notices on or before June (30), 2009. The parties agree that the Prior Trustee’s resignation shall become effective on the opening of business on the 10th calendar day following the date upon which such notices were actually sent (the “Effective Date”) (currently contemplated to be July (10), 2009).
     (c) The Prior Trustee acknowledges that such resignation shall not become effective until the later of (i) the opening of business on the first business day following the date upon which the Prior Trustee receives a fully executed counterpart of this Tri-Party Agreement and all of the conditions set forth in Section 1.05 hereof have been satisfied or waived by the Successor Trustee or (ii) 11:59:59 p.m. (New York time) on July 10, 2009 (the “Effective Date”).

     (d) The Prior Trustee hereby acknowledges and agrees that until the Effective Date, it shall continue to serve as indenture trustee under the Indenture and to have all the rights, powers and duties associated therewith.
     SECTION 1.02 The Prior Trustee hereby assigns, transfers, delivers and confirms to the Successor Trustee on and after the Effective Date all of its rights, powers and duties as indenture trustee under the Indenture and in and to the Collateral and the trust assets, including, without limitation, the Collection Account, the Note Distribution Account, the Reserve Fund, the Yield Supplement Account, and the Payahead Account. The Prior Trustee shall execute and deliver such further instruments and shall do such other things as the Successor Trustee may reasonably require so as to more fully and certainly vest and confirm in the Successor Trustee all the rights, powers and duties hereby assigned, transferred, delivered and confirmed to the Successor Trustee as Indenture Trustee.
     SECTION 1.03 The Prior Trustee hereby represents and warrants to the Successor Trustee and the Administrator that:
     (a) No covenant or condition contained in the Indenture has been waived by the Prior Trustee.
     (b) There is no action, suit or proceeding pending or, to the best of the knowledge of any responsible officer of the Prior Trustee, threatened against the Prior Trustee before any court or any governmental authority arising out of any action or omission by the Prior Trustee as Indenture Trustee under the Indenture.
     (c) As of the Effective Date, the Prior Trustee will hold no property under the Indenture.
     (d) Each person who so executed the Notes was duly elected, qualified and acting as an officer of the Prior Trustee as indenture trustee and empowered to execute the Notes at the respective times of such execution, and the signature of such person or persons appearing on such Note is each such person’s genuine signature.
     (e) This Tri-Party Agreement has been duly authorized, executed and delivered on behalf of the Prior Trustee and constitutes its legal, valid and binding obligation.
     (f) To the best of the knowledge of the responsible officers of the Prior Trustee, no event has occurred and is continuing which is, or after notice or lapse of time would become, an event of default under Section 5.01 of the Indenture.
     SECTION 1.04 The Prior Trustee shall retain continued responsibility and liability for its actions and omissions as indenture trustee under the Indenture prior to the Effective Date (“Prior Acts”). In no event shall the Prior Trustee have any liability as a result of the acts or omissions of the Successor Trustee. In no event shall the Successor Trustee have any liability as the result of the acts or omissions (including any Prior Acts) of the Prior Trustee. The Administrator (on behalf of the Issuer) acknowledges its obligation set forth in Section 6.07 of the Indenture to indemnify the Prior Trustee and its officers, directors, employees and agents against any and all loss, liability or expense (including reasonable attorneys’ fees and expenses) incurred by it in connection with the administration of the trust and the performance of the Prior Trustee’s duties thereunder not resulting from the Prior Trustee’s willful misconduct, negligence or bad faith. Such indemnities survive the resignation or removal of the Prior Trustee or the termination of the Indenture.

     SECTION 1.05 The Prior Trustee hereby agrees to transfer the following items to the Successor Trustee on or before the Effective Date:
a.	Original executed copies of the Indenture and all amendments thereto;

b.	Registered holder/pledgee lists (including name, address, tax identification number and detailed holdings for each holder) certified to be accurate by the Prior Trustee;

c.	Note debt service and loan payment records;

d.	Account statements for a one year period preceding the Effective Date for each of the following accounts: Collection Account, Note Distribution Account, Payahead Account, Yield Supplement Account and Reserve Account;

e.	All securities and moneys held by the Prior Trustee as Indenture Trustee pursuant to the Indenture, including all amounts on deposit in the Accounts;

f.	All DTC FAST held global notes for the 2007-2 series; and

g.	Such other documentation as the Successor Trustee may reasonably require in order to accomplish the transfer.
     SECTION 1.06 The Prior Trustee acknowledges that no amounts are owing to it as Prior Trustee from the trust assets. Notwithstanding the Prior Trustee’s resignation as Indenture Trustee under the Indenture, the Issuer (or the Administrator, on its behalf) shall remain obligated to compensate, reimburse and indemnify the Prior Trustee as provided in the Indenture, including without limitation Section 6.07 of the Indenture.
ARTICLE II
THE ADMINISTRATOR
     SECTION 2.01 The Administrator (on behalf of the Issuer) hereby accepts the resignation of the Prior Trustee under the Indenture, pursuant to the Administrator’s authority (with the consent of the Owner Trustee) under Section 1.02(h) of the Administration Agreement.
     SECTION 2.02 The Administrator (on behalf of the Issuer) hereby waives any right it may have to prior notice (written or otherwise) of the Prior Trustee’s intent to resign as Indenture Trustee in accordance with the Indenture.
     SECTION 2.03 The Administrator (on behalf of the Issuer) confirms that all of the conditions relating to the appointment of the Successor Trustee under the Indenture have been satisfied, and the Administrator hereby appoints the Successor Trustee as Indenture Trustee under the Indenture with the like effect as if originally named as Indenture Trustee in the Indenture.
     SECTION 2.04 The Administrator (on behalf of the Issuer) hereby represents and warrants to the Prior Trustee and to the Successor Trustee that:
     (a) The Indenture was validly and lawfully executed and delivered by the Issuer and the Notes were validly issued by the Issuer;
     (b) No covenant or condition contained in the Indenture has been waived by the Administrator (on behalf of the Issuer);

     (c) There is no action, suit or proceeding pending or, to the best of the Administrator’s knowledge, threatened against the Administrator or the Issuer before any court or any governmental authority arising out of any action or omission by the Administrator or the Issuer under the Indenture;
     (d) The Administrator is eligible and qualified to act as administrator under the Indenture and this Tri-Party Agreement has been duly authorized, executed and delivered on behalf of the Administrator and constitutes its legal, valid and binding obligation;
     (e) The Administrator has performed or fulfilled prior to the date hereof, and will continue to perform and fulfill after the date hereof, each covenant, agreement, condition, obligation and responsibility under the Administration Agreement;
     (f) No event has occurred and is continuing which is, or after notice or lapse of time would become, an event of default under Section 5.01 the Indenture;
     (g) This Tri-Party Agreement has been duly authorized, executed and delivered by the Administrator and constitutes its legal, valid and binding obligation; and
     (h) All the conditions precedent relating to the appointment of the Successor Trustee under the Indenture have been complied with by the Issuer.
ARTICLE III
THE SUCCESSOR TRUSTEE
     SECTION 3.01 The Successor Trustee hereby represents and warrants to the Prior Trustee and the Administrator that:
(a)	the Successor Trustee is eligible and qualified to act as Indenture Trustee under the Indenture; and

(b)	this Tri-Party Agreement has been duly authorized, executed and delivered on behalf of the Successor Trustee and constitutes its legal, valid and binding obligation.
     SECTION 3.02 The Successor Trustee hereby accepts its appointment as Indenture Trustee under the Indenture as of the Effective Date and accepts the rights, powers and duties of the indenture trustee under the Indenture, upon the terms and conditions set forth therein, with like effect as if originally named as Indenture Trustee under the Indenture.
     SECTION 3.03 The Successor Trustee hereby acknowledges that it has received from the Prior Indenture Trustee the items specified in Section 1.05 hereof, except as set forth on Annex I hereto.
     SECTION 3.04 The Successor Trustee acknowledges that if the Administrator shall fail to send notice of this Tri-Party Agreement of Resignation, Appointment and Acceptance in accordance with the Section 1.02(a)(xix) of the Administration Agreement, then the Successor Trustee will do so. The Successor Trustee acknowledges that it must notify Noteholders of its succession, via mail, under Section 6.08 of the Indenture.

ARTICLE IV
MISCELLANEOUS
     SECTION 4.01 This Tri-Party Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of laws principles thereof that would result in the application of the laws of another jurisdiction.
     SECTION 4.02 This Tri-Party Agreement may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.
     SECTION 4.03 This Tri-Party Agreement shall be binding upon and inure to the benefit of the Prior Trustee, the Successor Trustee, the Administrator, the Issuer and their respective successors and assigns.
     SECTION 4.04 In the event any provision of this Tri-Party Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.
     SECTION 4.05 The Successor Trustee shall be entitled to reasonable compensation, in accordance with the provisions of the Indenture, for the services it provides as Indenture Trustee and in such other capacities as to which it may be appointed.
     SECTION 4.06 To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. Accordingly, the Successor Trustee may from time to time request that the Administrator provide to the Successor Trustee financial statements, licenses, identification, documentation verifying its formation and existence as a legal entity and authorization documents from individuals claiming authority to represent the Administrator (collectively, the “Information”), in each case necessary for the Successor Trustee to comply with Federal law. The Successor Trustee hereby agrees to keep all Information confidential and will not disclose the Information to any other person, except as required by Federal or state law.
     SECTION 4.07 Capitalized terms not otherwise defined herein shall have the respective meanings assigned to them in the Indenture or, if not contained therein, in the Sale and Servicing Agreement dated as of June 1, 2007 among the Issuer, the Administrator and the Depositor.
     SECTION 4.08 In no case shall The Bank of New York Mellon be personally liable for or on account of any of the statements, representations, warranties, covenants or obligations stated to be those of the Issuer hereunder, as The Bank of New York Mellon is acknowledging this Tri-Party Agreement solely in its capacity as Owner Trustee of the Issuer, and not in its individual capacity.
[Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Tri-Party Agreement to be duly executed and acknowledged all as of the day and year first above written.

AMERICAN HONDA FINANCE CORPORATION, as Administrator
By:	/s/ Paul C. Honda
	Name:	Paul C. Honda
	Title:	Assistant Vice President, Assistant Secretary and Compliance Officer

UNION BANK, N.A., as Prior Trustee
By:	/s/ Patricia Phillips-Coward
	Name:	Patricia Phillip-Coward
	Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION, as Successor Trustee
By:	/s/ Patricia M. Child
	Name:	Patricia M. Child
	Title:	Vice President

Acknowledged and Agreed:

HONDA AUTO RECEIVABLES 2007-2 OWNER TRUST, as Issuer
By:	The Bank of New York Mellon, solely in its capacity as Owner Trustee

By:	/s/ John Bobko
	Name:	John Bobko
	Title:	Vice President
Signature Page — Agreement of Resignation, Appointment and Acceptance

Annex I